Exhibit 99.2

Press Release

Contacts:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com
Paula Schwartz, 212-556-5224; E-mail: schwap@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY REPORTS

JUNE REVENUES

NEW YORK, July 21, 2005 – The New York Times Company announced today that in June 2005 advertising revenues for the Company’s business units increased 3.6% and total Company revenues increased 2.5% compared with the same month in 2004.  Excluding About.com, which was acquired in March 2005, advertising revenues increased 1.1% and total Company revenues increased 0.8%.

“To date in July, the trend in advertising revenue growth for the News Media Group is similar to that of the second quarter,” said Janet L. Robinson, president and CEO.  “Performance varies across the News Media Group, with properties in smaller markets continuing to show better results than those in large markets.  As has been the case throughout the year, there are considerable differences among categories of print advertising.  Online advertising remains strong and About.com continues to see very robust growth.  Our Broadcast Media Group still faces challenging comparisons to last year when it benefited from political spending.”

Today the Times Company is also announcing its second-quarter results and will be hosting a conference call to discuss them with the financial community.

Advertising results for June were as follows:

The New York Times Media Group – Advertising revenues for The New York Times Media Group increased 1.4% for June 2005 compared with June 2004.  National advertising revenues increased as strength in national automotive, studio entertainment, banking and books advertising offset weakness in telecommunications, corporate, media, transportation/travel and pharmaceutical advertising.  Retail advertising revenues rose due to strong growth in the fashion/jewelry store and department store categories.  Classified advertising revenues grew as gains in real estate and other classified advertising offset softness in help-wanted and automotive advertising.

New England Media Group – Advertising revenues for the New England Media Group decreased 1.1% for June 2005 compared with June 2004.  National advertising revenues increased as growth in national automotive and banking advertising offset weakness in financial services and transportation/travel advertising.  Retail advertising revenues decreased as weakness in home furnishing and apparel/footwear advertising offset strength in electronics/appliance and computer/office supply advertising.  Classified advertising revenues were lower as gains in real estate advertising were offset by losses in the automotive and help-wanted categories.

Regional Media Group – Advertising revenues for the Regional Media Group grew 4.5% for June 2005 compared with June 2004.  Excluding the North Bay Business Journal, which was purchased on February 1, 2005, advertising revenues increased 4.2%.  Retail advertising revenues rose as strength in the services and banking/financial ad categories offset weakness in telecommunications, restaurant and department store advertising.  Classified advertising revenues increased as strong growth in help-wanted advertising offset softness in automotive and real estate advertising.

The Company’s Internet ad revenues, which are included in the figures for the three media groups above, increased 27.7% for June 2005 compared with June 2004 due to strong growth in display advertising and in all classified advertising categories.  Year-to-date, Internet ad revenues grew 28.5%.

Circulation revenues decreased 1.5% for June 2005 compared with June 2004.  Circulation revenues rose at the Regional Media Group, were flat at The New York Times Media Group, and declined at the New England Media Group.

Broadcast Media Group – Advertising revenues for June 2005 for the Broadcast Media Group decreased 1.8%, due to lower political advertising revenue.

About.com – Strong advertising revenue growth in June 2005 resulted from the telecommunications, travel and technology categories.  Gains were also achieved in the automotive, packaged goods and financial ad categories.

Advertising revenues for About.com, which was acquired in March 2005, increased approximately 47% in June, 39% in the second quarter and 28% year to date.  The results prior to the date of acquisition are based on the accounting records of the previous owner and followed a calendar month, while the results after the acquisition date are based on The Times Company’s fiscal months.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements.  These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by the Company’s various markets and material increases in newsprint prices.  They also include other risks detailed from time to time in the Company’s publicly-filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 26, 2004.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

The New York Times Company (NYSE: NYT), a leading media company with 2004 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com, Boston.com and About.com.  For the fifth consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune’s 2005 list of America’s Most Admired Companies.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

# # #

THE NEW YORK TIMES COMPANY

2005 TOTAL COMPANY REVENUES (a)

JUNE AND YEAR TO DATE

Total Company Revenues

($ 000’s)

	June			Year to Date
	2005	2004	% Change	2005	2004	% Change
Advertising Revenues
News Media
National (b)	$68,187	$66,839	+2.0	$456,347	$460,376	-0.9
Retail (c)	36,656	36,324	+0.9	235,220	223,851	+5.1
Classified (d)	50,135	50,369	-0.5	304,697	301,813	+1.0
Other Ad Revenue (e)	4,798	4,182	+14.7	30,323	26,947	+12.5

Sub-Total	159,775	157,715	+1.3	1,026,587	1,012,987	+1.3

Broadcast Media	10,560	10,758	-1.8	66,958	67,551	-0.9

Sub-Total	170,335	168,473	+1.1	1,093,545	1,080,538	+1.2

About.com (f)	4,210	—	N/A	12,597	—	N/A

Total Advertising Revenues	174,546	168,473	+3.6	1,106,142	1,080,538	+2.4

Circulation Revenues	66,868	67,908	-1.5	438,099	440,399	-0.5

Other Revenues (g)	18,510	17,170	+7.8	106,411	104,938	+1.4

Total Company Revenues	$259,924	$253,551	+2.5	$1,650,652	$1,625,875	+1.5

(a)   Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

The breakdown for national, retail and classified ad revenues for April and May was incorrect.  A spreadsheet with the correct breakdown is available in the Investors section at www.nytco.com.

(b)   Includes all ad revenue from the International Herald Tribune.

(c)   Includes all preprint revenues.

(d)   Includes legal advertising.

(e)   Primarily includes ad revenue from the Regional Media Group’s magazines.

(f)    Acquired by The New York Times Company on March 18, 2005.  Advertising revenues for About.com increased approximately 47% in June, 39% in the second quarter and 28% year to date.  The results prior to the date of acquisition are based on the accounting records of the previous owner and followed a calendar month, while the results after the acquisition date are based on The Times Company’s fiscal months.

(g)   Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2005 TOTAL COMPANY REVENUES (a)

SECOND QUARTER

Total Company Revenues

($ 000’s)

	Second Quarter
	2005	2004	% Change
Advertising Revenues
News Media
National (b)	$228,305	$228,482	-0.1
Retail (c)	121,894	116,487	+4.6
Classified (d)	158,511	155,129	+2.2
Other Ad Revenue (e)	15,751	14,436	+9.1
Sub-Total	524,460	514,534	+1.9

Broadcast Media	36,355	36,977	-1.7
Sub-Total	560,815	551,511	+1.7

About.com (f)	11,547	—	N/A

Total Advertising Revenues	572,363	551,511	+3.8

Circulation Revenues	218,482	220,156	-0.8
Other Revenues (g)	54,224	52,264	+3.8

Total Company Revenues	$845,069	$823,931	+2.6

(a)   Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

The breakdown for national, retail and classified ad revenues for April and May was incorrect.  A spreadsheet with the correct breakdown is available in the Investors section at www.nytco.com.

(b)   Includes all ad revenue from the International Herald Tribune.

(c)   Includes all preprint revenues.

(d)   Includes legal advertising.

(e)   Primarily includes ad revenue from the Regional Media Group’s magazines.

(f)    Acquired by The New York Times Company on March 18, 2005.  Advertising revenues for About.com increased approximately 47% in June, 39% in the second quarter and 28% year to date.  The results prior to the date of acquisition are based on the accounting records of the previous owner and followed a calendar month, while the results after the acquisition date are based on The Times Company’s fiscal months.

(g)   Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2005 ADVERTISING REVENUES (a)

JUNE AND YEAR TO DATE

Total Company Advertising Revenues

($ 000’s)

	June			Year to Date
	2005	2004	% Change	2005	2004	% Change
News Media
New York Times Media Group (b)	$94,503	$93,213	+1.4	$613,228	$604,519	+1.4
New England Media Group (c)	37,661	38,089	-1.1	230,586	236,428	-2.5
Regional Media Group (d)	27,611	26,413	+4.5	182,773	172,041	+6.2

Sub-Total	159,775	157,715	+1.3	1,026,587	1,012,987	+1.3

Broadcast Media	10,560	10,758	-1.8	66,958	67,551	-0.9

Sub-Total	170,335	168,473	+1.1	1,093,545	1,080,538	+1.2

About.com (e)	4,210	—	N/A	12,597	—	N/A

Total Company Ad Revenues	$174,546	$168,473	+3.6	$1,106,142	$1,080,538	+2.4

(a)   Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

(b)   The New York Times, NYTimes.com, International Herald Tribune and WQXR-FM.

(c)   The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

(d)   Beginning in February 2005, includes the results of the North Bay Business Journal, purchased February 1, 2005.  Excluding the North Bay Business Journal, advertising revenues were up 4.2% in June, 4.9% in the second quarter and 5.8% year to date.

(e)   Acquired by The New York Times Company on March 18, 2005.  Advertising revenues for About.com increased approximately 47% in June, 39% in the second quarter and 28% year to date.  The results prior to the date of acquisition are based on the accounting records of the previous owner and followed a calendar month, while the results after the acquisition date are based on The Times Company’s fiscal months.

THE NEW YORK TIMES COMPANY

2005 ADVERTISING REVENUES (a)

SECOND QUARTER

Total Company Advertising Revenues

($ 000’s)

	Second Quarter
	2005	2004	% Change
News Media
New York Times Media Group (b)	$311,762	$305,401	+2.1
New England Media Group (c)	121,179	122,217	-0.8
Regional Media Group (d)	91,519	86,916	+5.3

Sub-Total	524,460	514,534	+1.9

Broadcast Media	36,355	36,977	-1.7

Sub-Total	560,815	551,511	+1.7

About.com (e)	11,547	—	N/A

Total Company Ad Revenues	$572,363	$551,511	+3.8

(a)   Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

(b)   The New York Times, NYTimes.com, International Herald Tribune and WQXR-FM.

(c)   The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

(d)   Beginning in February 2005, includes the results of the North Bay Business Journal, purchased February 1, 2005.  Excluding the North Bay Business Journal, advertising revenues were up 4.2% in June, 4.9% in the second quarter and 5.8% year to date.

(e)   Acquired by The New York Times Company on March 18, 2005.  Advertising revenues for About.com increased approximately 47% in June, 39% in the second quarter and 28% year to date.  The results prior to the date of acquisition are based on the accounting records of the previous owner and followed a calendar month, while the results after the acquisition date are based on The Times Company’s fiscal months.

THE NEW YORK TIMES COMPANY

2005 NEWS MEDIA AD REVENUE GROWTH

BY CLASSIFIED CATEGORY

JUNE, SECOND QUARTER AND YEAR TO DATE

	% Change June ‘05 vs. June ‘04	% Change Q2 ‘05 vs. Q2 ‘04	% Change YTD ‘05 vs. YTD ‘04

News Media
Help-Wanted	+1.8	+5.6	+5.5
Real Estate	+3.2	+8.5	+3.9
Automotive	-10.4	-11.1	-9.8

THE NEW YORK TIMES COMPANY

2005 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

JUNE AND YEAR TO DATE

	June			Year to Date
			%			%
	2005	2004	Change	2005	2004	Change
National (b)	179.6	185.0	-2.9	1,183.1	1,241.0	-4.7
Retail	481.1	489.9	-1.8	3,173.3	3,139.3	+1.1
Classified	751.6	788.1	-4.6	4,869.9	4,969.3	-2.0
Total ROP	1,412.3	1,463.0	-3.5	9,226.3	9,349.6	-1.3

Part Run/ Zoned	183.3	191.6	-4.3	1,065.9	1,114.2	-4.3
Total	1,595.6	1,654.6	-3.6	10,292.2	10,463.8	-1.6

Preprints	222,024	221,236	+0.4	1,416,734	1,340,111	+5.7

(a)   Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

(b)   Includes all ad volume from the International Herald Tribune.

THE NEW YORK TIMES COMPANY

2005 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

SECOND QUARTER

	Second Quarter
			%
	2005	2004	Change
National (b)	594.0	617.1	-3.7
Retail	1,604.6	1,596.8	+0.5
Classified	2,518.9	2,586.2	-2.6
Total ROP	4,717.5	4,800.1	-1.7

Part Run/Zoned	583.7	590.6	-1.2
Total	5,301.3	5,390.7	-1.7

Preprints	727,570	685,629	+6.1

(a)   Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

(b)   Includes all ad volume from the International Herald Tribune.